Exhibit 4.4

When recorded mail to:

Craig W. Stensland Central Illinois Light Company One Ameren Plaza (MC 1310) 1901 Chouteau Avenue St. Louis, MO 63103

Indenture
Between
Central Illinois Light Company
and
Deutsche Bank Trust Company Americas,
as successor Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of March 1, 2007
This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602, (314) 554-2098.

Indenture dated as of the 1st day of March, 2007 (hereinafter sometimes referred to as this “Supplemental Indenture”), between Central Illinois Light Company, a corporation of the State of Illinois (hereinafter sometimes referred to as the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as successor Trustee (hereinafter sometimes referred to as the “Trustee”), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Company has entered into a Credit Agreement, dated as of February 9, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Central Illinois Public Service Company, Illinois Power Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of bonds under the Indenture; and

WHEREAS, for such purposes, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, 2007 Credit Agreement Series” (hereinafter sometimes referred to as the “bonds of the 2007 Credit Agreement Series”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest as specified in the form of bond of the 2007 Credit Agreement Series set forth below and are to mature, subject to prior acceleration and redemption, on the Maturity Date (as such term is defined in the Credit Agreement); and

WHEREAS, the bonds of 2007 Credit Agreement Series shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and

WHEREAS, the definitive registered bonds without coupons of the 2007 Credit Agreement Series (certain of the provisions of which may be printed on the reverse side thereof)

and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[General Form of Registered Bond of the 2007 Credit Agreement Series]

No. ____                    $________

_______________

Notwithstanding any provisions hereof or in the Indenture this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement, dated as of February 9, 2007, hereinafter referred to.

CENTRAL ILLINOIS LIGHT COMPANY

First Mortgage Bond, 2007 Credit Agreement Series

Illinois Commerce Commission
Identification No.: Ill. C.C. [____]

Central Illinois Light Company, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the Credit Agreement, dated as of February 9, 2007, by and among the Company, Central Illinois Public Service Company, Illinois Power Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal amount specified above or such lesser principal amount as shall be equal to the amount of the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, but not in excess of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date or in the event of redemption of this bond, until the redemption date.

Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this bond. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of March 1, 2007, hereinafter referred to, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest. As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this bond shall be payable, in immediately available funds, at the office of the Trustee hereinafter referred to.

This bond is to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2007 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2007 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2007 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2007 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2007 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on this bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on this bond shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on this bond has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the

Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Indenture dated as of March 1, 2007 (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the supplemental indenture establishing the terms and provisions of the bonds of this series, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations under the Credit Agreement.

In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

This bond shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed; provided, that the Company shall not be required to exchange any bonds of this series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

The Agent shall surrender this bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Central Illinois Light Company has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:
[Seal]	Central Illinois Light Company
By__________________________________ [President]
Attest: ____________________________________ [Secretary]

[Form of Trustee’s Certificate]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

Deutsche Bank Trust Company Americas, as Trustee By Deutsche Bank National Trust Company
By__________________________________ Authorized Officer
and

WHEREAS, all things necessary to make the bonds of the 2007 Credit Agreement Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the 2007 Credit Agreement Series, and of providing the terms and conditions of redemption thereof;

WHEREAS, the Company has reserved the right, without the consent or other action by the holders of the bonds of each series that is outstanding as of the date hereof, to amend the Indenture to add a new Section 115A thereto as provided for herein; and

WHEREAS, the Company by appropriate corporate action in conformity with the terms of the Indenture has elected to exercise such right to so amend the Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the State of Illinois described on pages 13 and 14 under the heading DETAILED DESCRIPTION OF ADDITIONAL PROPERTIES which is made a part hereof.

And all other property real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1, 1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

To Have and to Hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

In Trust, Nevertheless, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

Provided, However, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

It Is Hereby Covenanted, Declared and Agreed by the Company that all such bonds and coupons, if any, are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Section 1. The bonds of the 2007 Credit Agreement Series shall mature, subject to prior acceleration and redemption, on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, shall bear interest from their date as set forth in the form of bond hereinbefore set forth, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office of the Trustee hereinafter mentioned. Each bond of 2007 Credit Agreement Series shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

Definitive bonds of the 2007 Credit Agreement Series will be issued, originally or otherwise, only as registered bonds without coupons in the name of the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively.

The bonds of the 2007 Credit Agreement Series shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. Subject to the restriction on transfer of the bonds of the 2007 Credit Agreement Series hereinbefore set forth, and in the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the 2007 Credit Agreement Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York; provided, that the Company shall not be required to exchange any bonds of the 2007 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

Except as set forth herein, the bonds of the 2007 Credit Agreement Series are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the bonds of the 2007 Credit Agreement Series shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the bonds of 2007 Credit Agreement Series (including a description of the amount of principal, interest, fees, cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the bonds of the 2007 Credit Agreement Series by the Agent to the Trustee, the bonds of 2007 Credit Agreement Series shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

Section 2. The principal amount of bonds of the 2007 Credit Agreement Series outstanding from time to time shall always be equal to the greater of (i) the Company’s Borrower Sublimit (as defined in the Credit Agreement, without giving effect to clause (ii) of such definition) and (ii) the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company on the Maturity Date, but not in excess of $150,000,000. Under the Credit Agreement, the Company must at any time it increases its Borrower Sublimit deliver additional bonds of the 2007 Credit Agreement Series in an amount such that the requirement of the preceding sentence is at that time satisfied. Upon submission of the appropriate certificates and opinions as required under the Indenture, the Company may so issue and the Trustee shall authenticate from time to time bonds of the 2007 Credit Agreement Series at any time on or prior to January 14, 2010.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2007 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the 2007 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2007 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2007 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the bonds of 2007 Credit Agreement Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the bonds of 2007 Credit Agreement Series shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the bonds of 2007 Credit Agreement Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on the bonds of 2007 Credit Agreement Series has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

At any time that a bond of the 2007 Credit Agreement Series is surrendered to the Trustee other than in connection with the redemption thereof, in connection with the Trustee’s enforcement of rights after a completed default under the Mortgage or in connection with the exchange of that bond as provided in Section 1 hereof, such bond shall be cancelled by the Trustee and shall be treated for all intents and purposes as if it has never been issued. In the event that only a portion of a bond of the 2007 Credit Agreement Series is so surrendered, the Trustee shall deliver without charge to the Agent a new bond of the 2007 Credit Agreement Series in an aggregate principal amount equal to the difference between the principal amount of the portion of the bond of the 2007 Credit Agreement Series so surrendered and the principal amount of such bond prior to such surrender.

As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the bonds of 2007 Credit Agreement Series to the Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

Section 3. Pursuant to the right retained by the Company in each supplemental indenture pursuant to which all bonds outstanding as of the date hereof were issued, the Indenture is hereby amended by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

“Section 115A. With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Four of the Supplemental Indenture dated as of April 1, 1940, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or, any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.”

Section 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

Section 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 6. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 7. The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2007 Credit Agreement Series which comprises the principal amount then outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

Section 8. The Company shall provide the Trustee with copies of the Credit Agreement and any amendments thereto as soon as practicable after such Credit Agreement or amendment is entered into and the Trustee in performing its duties hereunder shall be entitled to rely on the latest copy of the Credit Agreement and any amendments thereto received from the Company. To the extent not identified in the Credit Agreement or amendment, as provided in the preceding sentence, the Company will inform the Trustee of any change in the identity of the Agent and the Trustee shall be entitled to conclusively rely on the notice or instructions received from the Agent pursuant to the Credit Agreement or amendment.

DETAILED DESCRIPTION OF ADDITIONAL PROPERTIES

PARCEL 1

A part of the West Half of the Northwest Quarter of Section 11, Township 22 North, Range 4 West of the Third Principal Meridian, Tazewell County, more particularly described as follows:

Beginning at the Northwest corner of the Northwest Quarter of said Section 11, Thence South 90 degrees 00 minutes 00 seconds East, (Bearing assumed for purpose of description only). Along the North line of the Northwest Quarter of said Section 11, 418.00 feet; Thence South 00 degrees 50 minutes 08 seconds West, 418.00 feet; Thence North 90 degrees 00 minutes 00 seconds West, 418.00 feet to the West line of the Northwest Quarter of said Section 11; Thence North 00 degrees 50 minutes 08 seconds East, along said West line, 418.00 feet to the point of beginning, said tract containing 4.010 acres, more or less, subject to that portion used as public road right of way on the North and West sides, Tazewell County, Illinois.

Subject to the rights of the farm tenant under an existing farm lease.

PIN: 21-21-11-100-001

PARCEL 2

PART OF THE SOUTHEAST QUARTER OF SECTION 8, TOWNSHIP 16 NORTH, RANGE 2 WEST, OF THE THIRD PRINCIPAL MERIDIAN, SANGAMON COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND IRON PIN MARKING THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 8, THENCE NORTH 89 DEGREES 05 MINUTES 56 SECONDS WEST, ALONG THE NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 8, A DISTANCE OF 1,178.34 FEET; THENCE SOUTH 0 DEGREES 00 MINUTES 00 SECONDS EAST ALONG A LINE PERPENDICULAR TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE NORFOLK SOUTHERN RAILROAD A DISTANCE OF 33.17 FEET TO THE POINT OF BEGINNING, ALSO BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE FORMER ILLINOIS TERMINAL RAILROAD COMPANY (NOW STATE OF ILLINOIS OLD ROUTE 36); THENCE CONTINUING SOUTH 0 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 871.50 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 747.91 FEET TO A POINT 72.5 FEET PERPENDICULARLY DISTANT FROM THE CENTERLINE OF AN EXISTING 145 FOOT RIGHT-OF-WAY EASEMENT GRANTED TO COMMONWEALTH EDISON COMPANY FOR AN ELECTRICAL TRANSMISSION LINE; THENCE NORTH 20 DEGREES 06 MINUTES 36 SECONDS EAST ALONG THE EASTERLY LINE OF THE EASEMENT A DISTANCE OF 908.91 FEET TO THE EXISTING SOUTHERLY RIGHT-OF-WAY LINE OF THE FORMER ILLINOIS TERMINAL RAILROAD (NOW STATE OF ILLINOIS OLD ROUTE 36); THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE RIGHT-OF-WAY LINE, ALSO BEING 128.00 FEET AND PARALLEL TO THE EXISTING SOUTHERLY RIGHT-OF-WAY LINE OF THE NORFOLK SOUTHERN RAILROAD, A DISTANCE OF 293.77 FEET; THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS EAST, ALONG THE RIGHT-OF-WAY LINE A DISTANCE OF 18.00 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS ALONG THE RIGHT-OF-WAY LINE A DISTANCE OF 141.63 FEET TO THE POINT OF BEGINNING, CONTAINING 11.651 ACRES, MORE OR LESS.

EXCEPTING FROM THE ABOVE-DESCRIBED REAL ESTATE, ALL MINERALS UNDERLYING THE SURFACE THEREOF WITH THE RIGHT TO MINE AND REMOVE THE SAME, BUT PROHIBITING SURFACE ENTRY FOR EXTRACTION OF THE MINERALS OR FOR ANY OTHER PURPOSE WHATSOEVER AND PROHIBITING ANY UNDERGROUND MINING METHOD THAT WOULD CAUSE THE SURFACE OF THE PROPERTY TO SUBSIDE.

IN WITNESS WHEREOF, Central Illinois Light Company, party of the first part hereto, and Deutsche Bank Trust Company Americas, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or one of their Associates, all as of the day and year first above written.

Central Illinois Light Company By /s/ Jerre E. Birdsong Name: Jerre E. Birdsong Title: Vice President and Treasurer
[Seal] Attest: /s/ Craig W. Stensland Name: Craig W. Stensland Title: Assistant Secretary

Deutsche Bank Trust Company Americas, as Trustee By Deutsche Bank National Trust Company By /s/ Irina Golovashchuk Name: Irina Golovashchuk Title: Assistant Vice President
By /s/ Rodney Gaughan Name: Rodney Gaughan Title: Assistant Vice President
[Seal] Attest: /s/ Yana Kalachikova Name: Yana Kalachikova Title: Assistant Vice President

State of Missouri  )
 ) SS
City of St. Louis    )

I, Carla J. Finn, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Light Company, a corporation organized and existing under the laws of the State of Illinois, and Craig W. Stensland, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 5th day of March, 2007, in the City and State aforesaid.

/s/ Carla J. Flinn
Notary Public
(Notarial Seal)

Commission # 06399906
My Commission expires 4/20/2010

State of New Jersey  )
                                     ) SS
County of Union       )

I, Tracy Mantone, a Notary Public in and for Union County in the State aforesaid, do hereby certify that:

Irina Golovashcuk, an Assistant Vice President of Deutsche Bank National Trust Company, signing on behalf of Deutsche Bank Trust Company Americas, and Rodney Gaughan, an Assistant Vice President of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 5th day of March, 2007.

/s/ Tracy Mantone
Notary Public
(Notarial Seal)
My Commission expires 2012